Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of SITE Centers Corp., an Ohio corporation (the “Registrant”), hereby constitutes and appoints David R. Lukes, Matthew L. Ostrower and Aaron M. Kitlowski, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common shares, $0.10 par value per share, of the Registrant issuable in connection with the SITE Centers Corp. 2019 Equity and Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of May 2019:

/s/ David R. Lukes	/s/ Matthew L. Ostrower
David R. Lukes	Matthew L. Ostrower
President, Chief Executive Officer and Director	Executive Vice President, Chief Financial Officer and Treasurer

/s/ Christa A. Vesy	/s/ Linda B. Abraham
Christa A. Vesy	Linda B. Abraham
Executive Vice President and Chief Accounting Officer	Director

/s/ Terrance R. Ahern	/s/ Jane E. DeFlorio
Terrance R. Ahern	Jane E. DeFlorio
Director	Director

/s/ Thomas Finne	/s/ Victor B. MacFarlane
Thomas Finne	Victor B. MacFarlane
Director	Director

/s/ Alexander Otto	/s/ Dawn M. Sweeney
Alexander Otto	Dawn M. Sweeney
Director	Director